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                                                                   EXHIBIT 10.61

                                 AMENDMENT NO. 5
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
               (as amended and restated effective January 1, 2001)

      National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 5 to the National City Savings and Investment Plan, as amended and restated effective January 1, 2001 (the "Plan").

1. Effective January 1, 2005, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (a) of subsection (14) thereunder in its entirety and the substitution in lieu thereof of a new paragraph (a) to read as follows:

            "(14) Covered Employee: (a) An Employee of an Employer, including a salaried executive officer but not a director, as such, but excluding: (i) any person employed as a student intern, (ii) any person who is a law enforcement officer employed by a local, county or state government and who is hired by an Employer to perform off-duty security services, (iii) any person who is an Employee of an Employer who is included in its Special Project Employee Employment classification, (iv) any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Controlled Group which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3) or (v) any person who is a leased employee (within the meaning of Section 1.1(20))."

2. Effective January 1, 2005, Section 1.1 of Article I of the Plan is hereby amended by the addition of the following sentence at the end of subsection (21) thereof:

      "Employees who are receiving severance payments in the form of salary continuation (other than persons receiving payments under the Provident Financial Group, Inc. Severance Benefit Plan) shall be deemed to be Employees for purposes of the Plan until the expiration of such payments."

3. Effective January 1, 2004, Article V of the Plan is hereby amended by the addition of a new Section 5.8 at the end thereof to read as follows:

            "5.8 Limitations on Investments and Transactions/Conversions. Notwithstanding any provision of the Plan to the contrary:

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            (a) The Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper and/or Plan merger or spinoff.

            (b) The Committee, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in investment funds and/or Plan merger or spinoff.

            (c) In the event of a change in investment funds and/or a Plan merger or spinoff, the Committee, in its sole and absolute discretion, may decide to map investments from a Participant's prior investment fund elections to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in Subsection (b) of this Section (if any) is lifted.

            (d) Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the investment fund providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the investment fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular investment fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, Trustee, recordkeeper, Committee or investment fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate."

4. Effective January 1, 2004, Section 6.1 of Article VI of the Plan is hereby amended by the deletion of Section 6.1 in its entirety and the substitution in lieu thereof of a new Section 6.1 to read as follows:

            "6.1 Distributions In General. A Participant's interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Participant or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain a blank application for that purpose from the Committee and file with such Committee his application in writing on such form, furnishing such information as such Committee may reasonably require, including

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      satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. If available, a Participant's application for distribution may be made by means of electronic medium, including but not limited to a voice response telephonic system or personal computer access to an internet website maintained on behalf of the Plan."

5. Effective January 1, 2004, Section 6.3 of Article VI of the Plan is hereby amended by the deletion of paragraphs (2) and (3) thereunder in their entirety and the substitution in lieu thereof of new paragraphs (2) and (3) to read as follows:

            "(2) Distributions pursuant to this Section shall be paid or commence to be paid to a Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the later of (a) the date on which the Participant files his application with the Committee pursuant to Section 6.1 or (b) the date of the Participant's termination of employment from the Controlled Group. Notwithstanding the foregoing sentence, a Participant may, by affirmative election, request that distributions be paid or commence as soon as practicable after, and be valued as of, the next Valuation Date after the later of (a) the date on which the Participant files his application or
      (b) the date of the Participant's termination of employment. In no event, however, shall payment be made or commenced later than the time prescribed in Section 6.8(2) without regard to whether an application has been filed.

            (3) Notwithstanding anything in Subsections (1) or (2) above, a Participant described in Subsection (1) of this Section may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment. A Participant shall be limited to two such withdrawals in the same calendar year."

6. Effective January 1, 2005, Section 13.1 of Article XIII of the Plan is hereby amended by the deletion of Section 13.1 in its entirety and the substitution in lieu thereof of a new Section 13.1 to read as follows:

            "13.1 Right to Amend or Terminate. Subject to the limitations of Sections 4.8(1) and 7.7 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, by action of (i) the Director, Corporate Human Resources; (ii) any Executive Vice President; or (iii) any officer of the Company who is senior to the Executive Vice Presidents of the Company, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Employer Contributions to be made by an Employer on account of any period preceding such termination or amendment. The Plan may be amended only by the Company."

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7.    Effective January 1, 2005, Section 13.2 of Article XIII of the Plan is
hereby amended by the of Section 13.2 in its entirety and the substitution in lieu thereof of a new Section 13.1 to read as follows:

            "13.2 Procedure for Termination or Amendment. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Trustee and two officers of the Company (at least one of whom is (i) the Director, Corporate Human Resources; (ii) an Executive Vice President; or (iii) an officer senior to the Executive Vice Presidents) and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution."

8. Effective as of the dates set forth herein below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

            "17.41 Appendix AO - Relating to the acquisition of Alpine Capital Corporation by National City Bank. Attached hereto and made a part of this Plan is Appendix AO which relates to the acquisition of Alpine Capital Corporation by National City Bank and is effective as of November 1, 2004 (or such later date as may be required by law).

            17.42 Appendix AP - Relating to the acquisition of Allegiant Bancorp, Inc. by National City Corporation. Attached hereto and made a part of this Plan is Appendix AP which relates to the acquisition of Allegiant Bancorp by National City Corporation and is effective as of January 1, 2005 (or such later date as may be required by law).

            17.43 Appendix AQ - Relating to the acquisition of Provident Financial Group, Inc. by National City Corporation. Attached hereto and made a part of this Plan is Appendix AQ which relates to the acquisition of Provident Financial Group, Inc. by National City Corporation and is effective as of January 1, 2005 (or such later date as may be required by law).

            17.44 Appendix AR - Relating to the acquisition of Wayne Bancorp, Inc. by National City Corporation. Attached hereto and made a part of this Plan is Appendix AR which relates to the acquisition of Wayne Bancorp by National City Corporation and is effective as of January 1, 2005 (or such later date as may be required by law).

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      Executed at Cleveland, Ohio this _______ day of December, 2004.

NATIONAL CITY BANK, TRUSTEE               NATIONAL CITY CORPORATION

By:______________________________         By:___________________________________

Title:___________________________         Title:________________________________

                                          By:___________________________________

                                          Title:________________________________

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